UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2003

NEWPARK RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-2960	72-1123385
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3850 North Causeway, Suite 1770
Metairie, Louisiana		70002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (504) 838-8222

Item 5. Other Events and Regulation FD Disclosure.
Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-99.1 Corporate Governance Policy
EX-99.2 Charter of Audit Committee
EX-99.3 Charter of Compensation Committee
EX-99.4 Charter of Nominating/Governance Committee
EX-99.5 Code of Ethics
EX-99.6 Responsibilities-Lead Independent Director

Item 5. Other Events and Regulation FD Disclosure.

5.1	Election of Directors and Committees.

               (a) At the Annual Meeting of Stockholders held on June 11, 2003, all of the incumbent Directors, namely James D. Cole, Alan J. Kaufman, James H. Stone, Wm. Thomas Ballantine, David P. Hunt, Roger C. Stull, F. Walker Tucei, Jr., and Jerry W. Box, were reelected.

               (b) At the meeting of the Board of Directors (the “Board”) held the same day, the following actions were taken:

•	Messrs. Hunt, Kaufman, Stull and Tucei were elected to the Audit Committee, with Mr. Tucei elected as Chairman of the Audit Committee and Mr. Hunt and Mr. Tucei designated as the Audit Committee Financial Experts;

•	Messrs. Box, Hunt, Kaufman, Stone and Stull were elected to the Compensation Committee, with Mr. Box elected as Chairman of the Compensation Committee;

•	Messrs. Box, Hunt, Stone and Tucei were elected to the Nominating and Corporate Governance Committee, with Mr. Hunt elected as Chairman of the Nominating and Corporate Governance Committee.

               (c) The Board determined that all of the Directors elected to these Committees are “independent,” as independence is defined in the listing standards of the New York Stock Exchange (“NYSE”), as presently in effect, and as proposed to be amended under Corporate Governance Rule Proposals submitted by the NYSE to the Securities Commission on April 4, 2003. This determination was based on the fact that, except for Mr. Stone, no Director has any direct relationship with Newpark other than as a stockholder, director or committee member, and, except for Mr. Stone, no Director is a partner, stockholder, or officer of an organization that has a relationship with Newpark. Mr. Stone is Chairman of Stone Energy Corporation, which is a customer of one or more Newpark operating companies. With respect to Mr. Stone’s independence, the Board determined that the relationship between Newpark, Stone Energy and Mr. Stone (other than as a stockholder, Director or committee member) is not material to Newpark, Stone Energy or Mr. Stone, based principally on the following factors:

                         (i) The revenues derived by Newpark from the services and products provided to Stone Energy are less than 2% of Newpark’s gross revenues, and, as confirmed by Mr. Stone, are an even smaller percentage of Stone Energy’s operating expenses;

                         (ii) Mr. Stone confirmed that he did not direct Stone Energy to do business with Newpark, and he does not participate in the decision-making process with respect to the business relationship between Stone Energy and Newpark; and

                         (iii) In the single instance in 1999 in which Mr. Stone and Newpark both invested in Environmental Safeguards, Inc., in the same transaction, Mr. Stone’s investment was fully disclosed to Newpark and was approved by a majority of the disinterested directors at the time. Mr. Stone and Newpark continue to be passive minority investors in Environmental Safeguards, Inc., and there is no conflict between their interests.

          5.2        Corporate Governance. At its meeting on June 11, 2003, the Board took the following additional actions:

•	adopted a Corporate Governance Policy;

•	adopted a Code of Ethics for Directors, Officers and Employees;

•	adopted a revised Charter for its Audit Committee;

•	adopted a revised Charter for its Compensation Committee;

•	adopted a Charter for the Nominating and Corporate Governance Committee;

•	created the position of “Lead Independent Director” with specified responsibilities; and

•	elected David P. Hunt to serve as Lead Independent Director until his successor is elected.

          5.3        Director Compensation. The Board modified the cash compensation structure for the non-employee Directors. Commencing July 1, 2003, Directors will receive an annual fee of $25,000.00, paid quarterly, with no additional fee for attending Board meetings or committee meetings. The Chairmen of the Audit Committee and the Compensation Committee will receive additional Director fees of $2,500.00 each for acting as Chairmen, and the Lead Independent Director, who is also the Chairman of the Nominating and Corporate Governance Committees will receive $5,000.00 of additional Director fees for acting in that capacity.

          5.4        Posting on Website. The Corporate Governance Policy and Code of Ethics, as well as the Charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, will be posted on Newpark’s internet website, www.newpark.com. A copy of any of these documents will be furnished to any person free of charge upon request. Newpark intends to post on its website (a) any amendment to its Code of Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and (b) the nature of any waiver, including an implicit waiver, from a provision of its Code of Ethics granted to one of these specified officers, the name of the person to whom the waiver was granted and the date of the waiver.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Corporate Governance Policy

99.2	Charter of Audit Committee (Exhibit A to Corporate Governance Policy)

99.3	Charter of Compensation Committee (Exhibit B to Corporate Governance Policy)

99.4	Charter of Nominating and Corporate Governance Committee (Exhibit C to Corporate Governance Policy)

99.5	Code of Ethics for Directors, Officers and Employees

99.6	Responsibilities of Lead Independent Director

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.

Dated: June 18, 2003	By:	/s/ Matthew W. Hardey

Matthew W. Hardey, Vice President of
Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Corporate Governance Policy
99.2	Charter of Audit Committee
99.3	Charter of Compensation Committee
99.4	Charter of Nominating and Corporate Governance Committee
99.5	Code of Ethics for Directors, Officers and Employees
99.6	Responsibilities of Lead Independent Director